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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES


Fischer Imaging Australia Pty, Ltd.
5 Fir Street, Dingley, Victoria 3172
Australia


Fischer Imaging (China) Limited
1812 Exchange Square, 268 Dong Feng Road Central
Guangzhou, Peoples Republic of China 510030


Fischer Imaging (Deutschland) GMB
Alter Fischmarkt 11
20437 Hamburg


Fischer Imaging Europe A/S     Dissolved December 12, 1999
Nordkajen 11, DK-7100 Vejle
Denmark


Fischer Imaging (France) S.A.R.L.
42, Avenue Montaigne, F-75008
Paris, France